Exhibit 4.2

NUVASIVE, INC.

AND

U.S. BANK NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of [            ]

[            ]% Convertible Senior Notes due [                    ]

-ii-

-iii-

-iv-

INDENTURE, dated as of [            ], between NUVASIVE, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s [    ]% Convertible Senior Notes due [            ] (as are issued under this Indenture, and as amended or supplemented from time to time, the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Shares” has the meaning set forth in Section 4.04(a).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” has the meaning set forth in Section 2.02(b).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Authenticating Agent” has the meaning set forth in Section 8.13.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(c) and the definition of “Trading Price” below. The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement” has the meaning set forth in Section 4.02(a).

“Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A and that includes the text called for in Exhibit A for Certificated Notes.

“Clause A Distribution” has the meaning set forth in Section 4.05(c).

“Clause B Distribution” has the meaning set forth in Section 4.05(c).

“Clause C Distribution” has the meaning set forth in Section 4.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning set forth in Section 4.02(a).

“Common Stock” means the common stock of the Company, $0.001 par value per share, subject to Section 4.07.

“Company” means the party named as such in the first paragraph of this Indenture until a Successor Company replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Company.

“Company Order” has the meaning set forth in Section 2.03(b).

“Conversion Agent” has the meaning set forth in Section 2.04.

“Conversion Date” has the meaning set forth in Section 4.02(c).

“Conversion Notice” has the meaning set forth in Section 4.02(b).

“Conversion Obligation” has the meaning set forth in Section 4.01(a).

“Conversion Price” means at any time $1,000, divided by the Conversion Rate in effect at such time.

“Conversion Rate” has the meaning set forth in Section 4.01(a).

“Corporate Trust Office” means the office of the Trustee at [            ] or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the [            ] consecutive Trading Days during the Observation Period, [            ]% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by [            ].

“Daily Settlement Amount,” for each of the [            ] consecutive Trading Days during the Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) to the extent that the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the [            ] consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NUVA.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Notes, any event that is or, after notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” means any amounts on any Notes (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” has the meaning set forth in Section 2.02(b).

“Distributed Property” has the meaning set forth in Section 4.05(c).

“DTC” has the meaning set forth in Section 2.02(b).

“Event of Default” has the meaning set forth in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Extension Fee” has the meaning set forth in Section 7.04(a).

“Extension Right” has the meaning set forth in Section 7.04(a).

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(a) any Person files a Schedule TO, or any schedule, form or report under the Exchange Act, disclosing that such Person has acquired beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its Subsidiaries or any of the Company’s employee benefit plans; or

(b) the Company (i) merges or consolidates with or into any other Person, other than one of its Subsidiaries, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:

(1) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;

(2) pursuant to which the consideration received by holders of the Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(3) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(c) the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(d) shares of Common Stock, or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), provided, that the definition of Fundamental Change shall not include a merger or consolidation under clause (a) or any event specified under clause (b), in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such event consists of shares of common stock traded on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Notes become convertible into such consideration, subject to Section 4.02, pursuant to Section 4.07(a) and any supplemental indenture hereto entered into pursuant to such Section. For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Repurchase Date” has the meaning set forth in Section 3.02(e).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 3.02(a).

“Fundamental Change Repurchase Right Notice” has the meaning set forth in Section 3.02(b).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” means a Note in global form that is in substantially the form attached hereto as Exhibit A, that includes the text and schedule called for in Exhibit A for Global Notes and that is deposited with the Depositary or the Notes Custodian and registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Note is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means each [            ] and [            ] of each year, beginning on [            ].

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (after giving effect to the proviso in the definition of “Fundamental Change” above, but without giving effect to clause (b)(2) in such definition).

“Make-Whole Reference Date” has the meaning set forth in Section 4.04(c).

“Market Disruption Event” means (a) a failure by The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means [            ].

“Measurement Period” has the meaning set forth in Section 4.01(c).

“Merger Event” has the meaning set forth in Section 4.07(a).

“Minimum Stock Price” has the meaning set forth in Section 4.04(e)(iii).

“Notes” has the meaning set forth in the recitals hereof.

“Notes Custodian” means the Trustee, as custodian for DTC, with respect to the Notes in global form, or any successor thereto.

“Observation Period” with respect to any Note surrendered for conversion means: (a) if the relevant Conversion Date occurs prior to [            ], the [            ] consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; and (b) if the relevant Conversion Date occurs on or after [            ], the [            ] consecutive Trading Days beginning on, and including, the [            ] Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section 14.04.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.04 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Paying Agent” has the meaning set forth in Section 2.04.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Settlement” has the meaning set forth in Section 4.02(a).

“Preferred Stock” means the Company’s Series A Participating Preferred Stock.

“Primary Registrar” has the meaning set forth in Section 2.04.

“Principal” or “principal” of a debt security, including the Notes, means the principal of the security, plus, when appropriate, the premium, if any, on such security.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Registrar” has the meaning set forth in Section 2.04.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the [            ] or [            ] (whether or not such day is a Business Day) immediately preceding the applicable [            ] or [            ] Interest Payment Date, respectively.

“Repurchase Notice” has the meaning set forth in Section 3.02(c).

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day; provided that if the Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Method” means, with respect to any conversion of the Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Date” has the meaning set forth in Section 4.02(a)(i).

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date hereof.

“Specified Dollar Amount” means, if Combination Settlement applies to any conversion of Notes, a dollar amount per $1,000 principal amount of Notes as specified in the notice delivered by the Company pursuant to Section 4.02(a)(i) electing a Settlement Method (or that is deemed to have been so specified) with respect to such conversion.

“Spin-Off” has the meaning set forth in Section 4.05(c).

“Stock Price” has the meaning set forth in Section 4.04(c).

“Stockholder Approvals” means the requisite approvals from the Company’s stockholders to (i) amend its Restated Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to permit (1) the conversion and settlement of all Notes into shares of Common Stock and (2) the conversion and settlement, through the delivery of shares of

Common Stock, of the maximum number of shares of Series A participating preferred stock of the Company issuable upon exercise of the warrants issued by the Company to certain of the Underwriters or their Affiliates concurrently with the issuance of the Notes and (ii) authorize such conversion and settlement of the Series A participating preferred stock of the Company in accordance with NASDAQ Stock Market Rule 5635.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Successor Company” has the meaning set forth in Section 6.01(a).

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means (A) except for purposes of determining amounts due upon conversion, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market and (B) for purposes of determining amounts due upon conversion, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided that, in the case of clause (A) or (B), if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” has the meaning set forth in Section 4.01(c).

“Trigger Event” has the meaning set forth in Section 4.05(c).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of [            ], among the Company and [            ], as representatives of the Underwriters party thereto.

“unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Valuation Period” has the meaning set forth in Section 4.05(c).

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture; and

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto; and

(h) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “[            ]% Convertible Senior Notes due [            ].” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $[            ] (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement), subject to Section 2.03 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 2.10, Section 3.06, Section 4.02 and Section 10.05.

Section 2.02. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS

REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.03. Execution and Authentication; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof. An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b) The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of up to $[            ] upon receipt of a written order or orders of the Company signed by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The Company at any time or from time to time may, without the consent of the Holders, issue additional Notes in an unlimited aggregate principal amount under this Indenture with the same terms as the Notes initially issued hereunder; provided that if the additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number. Such additional Notes shall, together with the Notes initially issued hereunder, constitute a single series of Notes under this Indenture, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

(c) Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Person in whose name any Note (or its predecessor) is registered on register of the Primary Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Notes (A) to Holders having an aggregate principal amount of $5.0 million or less, by check mailed to the Holders of these Notes at their address as it appears in the register of the Primary Registrar and (B) to Holders having an aggregate principal amount of more than $5.0 million, either by check mailed to the Holders of these Notes or upon application by a Holder to the Primary Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Primary Registrar to the contrary or (ii) through the Paying Agent, on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the register of the Primary Registrar, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 2.03(d).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).

The Company hereby initially designates the Trustee as Paying Agent, Primary Registrar, Notes Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes. The Company may, however, change the Paying Agent, Registrar or Primary Registrar without prior notice to the Holders but shall promptly notify the Holders through the Trustee following any such change, and may act as Paying Agent, Registrar or Primary Registrar.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Notes (including the Fundamental Change Repurchase Price, if any), the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including the Fundamental Change Repurchase Price, if any) so becoming due. A Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (including the Fundamental Change Repurchase Price, if any), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Paying Agent shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of, and interest on the Notes (including the Fundamental Change Repurchase Price, if any); provided that such money need not be segregated from other funds except to the extent required by law. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Notes, segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.06. Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.04, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. No service charge may be imposed by the Company, the Trustee or any Registrar for any transfer or exchange of a Note, except that the Company, the Trustee or any Registrar may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.07, Section 2.10, Section 3.06, Section 4.02(d) or Section 10.05.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Notes or portions thereof in respect of which (x) a Repurchase Notice pursuant to Section 3.02(c) has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion thereof not to be purchased) or (y) a Conversion Notice has been delivered pursuant to Section 4.02(b) (except, if a portion of the principal amount of a Note has been surrendered for conversion, the portion thereof not being converted).

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange, those described in this Section 2.08 as not outstanding and those repurchased by the Company pursuant to the second paragraph of Section 2.11. Any Notes held by the Company or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay the principal of and accrued interest on Notes (or portions thereof) payable on that date, then on and after such Maturity Date such Notes (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all the benefits of this Indenture.

Section 2.11. Cancellation; Repurchase. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including as described in the following paragraph), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Notes surrendered for the purpose of payment, repurchase, registration of transfer, exchange, conversion or cancellation and shall dispose of canceled Notes (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Company may not hold or resell such Notes or issue new Notes to replace Notes that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation (other than issuing new Notes as expressly permitted by this Indenture in respect of Notes that have been surrendered to the Company for the purpose of registration of transfer or exchange or, in the case of a partial conversion or repurchase upon a Fundamental Change, in respect of the portion thereof that is not so converted or repurchased).

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 2.11.

Section 2.12. Additional Transfer and Exchange Requirements. (a) No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.12.

(b) The provisions of subsections (i), (ii), (iii), (iv) and (v)below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Certificated Notes in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and a beneficial owner requests that its Notes be exchanged for Certificated Notes. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part and the Certificated Notes so issued shall be registered in the names of any Person designated by the Depositary, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part and the Certificated Notes so issued shall be registered in the names of the beneficial owner or owners making such request and the Certificated Notes shall have a principal amount corresponding to their beneficial interests in the Global Note. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided, further, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof pursuant to the first proviso in clause (i) above shall be issued in fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, pursuant to the first proviso in clause (i) above, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Notes Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Note surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

(iii) Subject to the provisions of subsection (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in subsection (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

(c) In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.12(b)(i) that required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Notes are presented by a Holder to a Registrar with a request:

(i) to register the transfer of such Certificated Notes to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note; or

(ii) to exchange such Certificated Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests will be owned by the Holder transferring such Certificated Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Notes and causing, or directing the Notes Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Note; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

Section 2.13. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

NO REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01. No Optional Redemption. The Company shall not have the option to redeem the Notes prior to the Maturity Date. No sinking fund is provided for the Notes.

Section 3.02. Repurchase At Option of The Holder Upon A Fundamental Change. (a) Subject to the satisfaction of the requirements of this Article 3, if a Fundamental Change occurs at any time, each Holder shall have the right, at its option, to require the Company to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than 15 nor more than 35 days after the date of the Fundamental Change Repurchase Right Notice. The Fundamental Change repurchase price the Company is required to pay (the “Fundamental Change Repurchase Price”) is equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased. Any Notes so repurchased by the Company shall be paid for in cash.

(b) After the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall notify all Holders of the Notes and the Trustee and the Paying Agent of the occurrence of the Fundamental Change and of the resulting repurchase right, if any (the “Fundamental Change Repurchase Right Notice”). Such Fundamental Change Repurchase Right Notice shall state:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes, if applicable.

Simultaneously with providing such notice, the Company shall publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(c) To exercise the right to cause the Company to repurchase its Notes pursuant to this Article 3, a Holder must deliver, on or before the Business Day prior to the Fundamental Change Repurchase Date, the Notes to be repurchased. If the Notes are Global Notes, such delivery (and the related Repurchase Notice) must comply with all Applicable Procedures. If the Notes are Certificated Notes, such Notes must be duly endorsed for transfer, and must be delivered by the Holder together with a written repurchase notice exercising such Holder’s right to require the Company to repurchase its Notes or a portion thereof (a “Repurchase Notice”), substantially in the form included in Exhibit A hereto, duly completed, to the Paying Agent. The Repurchase Notice must state:

(i) if the Notes are Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(d) A Holder may withdraw any Repurchase Notice delivered pursuant to Section 3.02(c), in whole or in part, by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. The notice of withdrawal shall state:

(i) the principal amount of the Notes for which the Repurchase Notice has been withdrawn;

(ii) if the Notes are Certificated Notes, the certificate numbers of the withdrawn Notes, or if the Notes are Global Notes, such withdrawal notice must comply with Applicable Procedures; and

(iii) the principal amount, if any, which remains subject to the Repurchase Notice.

(e) Holders who have surrendered their Notes for repurchase upon a Fundamental Change in accordance with Section 3.02(c) shall receive payment of the Fundamental Change Repurchase Price promptly following the later of (x) the Fundamental Change Repurchase Date or (y) the time of book-entry transfer or the delivery of the Notes, as applicable. Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Paying Agent or the Trustee holds money sufficient to pay the Fundamental Change Repurchase Price for the Notes that have been surrendered for repurchase, pursuant to Section 3.02(c), on the Business Day following the Fundamental Change Repurchase Date, then:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent; and

(ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes.

Section 3.03. Compliance With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase the Notes upon a Fundamental Change under Section 3.02, the Company shall (a) comply with the provisions of Rule 13e-4 and Rule 14e-l and any other tender offer rules under the Exchange Act that may then be applicable and (b) otherwise comply with all federal and state securities laws.

Section 3.04. No Repurchase Upon Acceleration. No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it following the acceleration of the Notes, and any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.06. Partial Repurchase. Upon surrender of a Note that is to be repurchased in part pursuant to Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 4

CONVERSION

Section 4.01. Conversion Rights. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (e) of this Section 4.01, at any time prior to the close of business on the Business Day immediately preceding the [            ] under the circumstances and during the periods set forth in subsections (b) through (e) of this Section 4.01, and (ii) irrespective of the conditions set forth in subsections (b) through (e) of this Section 4.01, on or after [            ] and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case at an initial conversion rate of [            ] shares of Common Stock (subject to adjustment as provided in Section 4.04 and Section 4.05, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) Prior to the close of business on the Business Day immediately preceding [            ], a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on [            ] (and only during such calendar quarter), if the Last Reported Sale Price of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after [            ] if the Notes have become convertible pursuant to this Section 4.01(b), in which case the Conversion Agent shall so notify the Company and the Trustee within five Business Days of the Notes becoming convertible pursuant to this Section 4.01(b).

(c) Prior to the close of business on the Business Day immediately preceding [            ], a Holder of the Notes may surrender its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes, as determined following a request by a Holder of the Notes in accordance with the procedures described below and in the definition of “Trading Price” in Section 1.01, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day.

(d) If, prior to the close of business on the Business Day immediately preceding [            ], the Company elects to:

(i) issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day preceding the date of announcement of such distribution,

then, in either case, the Company shall notify the Holders of the Notes at least [            ] Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(e) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding [            ], regardless of whether a Holder of the Notes has the right to require the Company to repurchase the Notes pursuant to Section 3.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from or after the date that is [            ] Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction)

until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company or a third party publicly announces such anticipated transaction but in no event less than [            ] Scheduled Trading Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least [            ] Scheduled Trading Days prior to the anticipated effective date of such transaction, then within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

Section 4.02. Settlement Upon Conversion; Conversion Procedures. (a) If the Company has received the Stockholder Approvals prior to the relevant Settlement Method Election Date, upon conversion, the Company shall, subject to this Section 4.02, Section 4.04 and Section 4.07, pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i) All conversions occurring on or after [            ] shall be settled using the same Settlement Method. Prior to [            ], the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, subject to Section 4.02(a)(ii). If the Company elects a Settlement Method, the Company shall inform the converting Holders (or in the case of any conversions occurring on or after [            ], the Company shall inform all Holders) through the Trustee, of the Settlement Method it has selected (x) in the case of any conversions occurring prior to [            ], no later than the close of business on the Trading Day immediately following the related Conversion Date or (y) in the case of any conversions occurring on or after [            ], no later than [            ] (in either case, the “Settlement Method Election Date”). In the event that the Company has not received the Stockholder Approvals prior to the relevant Settlement Method Election Date, if the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and shall be deemed to have elected Combination Settlement in respect of the Conversion Obligation pursuant to Section 4.02(a), and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has received the Stockholder Approvals prior to the relevant Settlement Method Election Date, and the Company elects Combination Settlement but does not notify converting Holders prior to the deadline set forth in this Section 4.02(a)(i) of the Specified Dollar Amount per $1,000, such Specified Dollar Amount shall be deemed to be $1,000.

(ii) Notwithstanding anything to the contrary in the Notes or this Indenture, the Company shall not be permitted to elect Physical Settlement or Combination Settlement with respect to any conversion of Notes and Cash Settlement shall be deemed to apply to such conversion unless prior to the relevant Settlement Method Election Date the Company has received the Stockholder Approvals. The Company shall promptly notify Holders through by press release upon obtaining any such Stockholder Approvals.

(iii) Settlement amounts upon a conversion of Notes shall be computed as follows:

(A) if the Company elects to satisfy the Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate, subject to Section 4.02(i);

(B) if the Company elects (or is deemed to have elected) to satisfy the Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the [            ] consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy the Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the [            ] consecutive Trading Days during the related Observation Period, subject to Section 4.02(i).

(iv) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.

(b) Subject to Section 4.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Certificated Note (A) complete and manually sign an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Note set forth in Exhibit A hereto (a “Conversion Notice”) and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered and deliver such Conversion Notice to the Conversion Agent, (B) deliver such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02 and (ii) in the case of a Global Note, comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02. The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion. No Conversion Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 3.02(c).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If the Company elects Physical Settlement with respect to any conversion of Notes, and (i) the relevant Conversion Date occurs after [            ], the Company shall deliver the consideration due in respect of conversion on the Maturity Date or (ii) the relevant Conversion Date occurs on or prior to [            ], the Company shall deliver the consideration due in respect of conversion on the third Business Day immediately following the relevant Conversion Date. If the Company elects (or is deemed to have elected) Cash Settlement or Combination Settlement with respect to any conversion of Notes, except as set forth in Section 4.04 and Section 4.07, the Company shall deliver the consideration due in respect of conversion on the third Business Day immediately following the last Trading Day of the relevant Observation Period. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of the Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the Notes Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Notes. Upon conversion of a Note, the Company’s settlement of the Conversion Obligation in respect of such conversion shall be deemed to satisfy in full its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, attributable to the period from, and including, [            ] or the most recent date to which interest has been paid or provided for to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a Note to which Combination Settlement applies, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if a Note is submitted for conversion after the close of business on a Regular Record Date, the Holder of such Note as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Note on the corresponding Interest Payment Date notwithstanding the conversion. A Note surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the principal amount of the Note so converted; provided that no such payment need be made:

(i) for conversions following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(iii) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(h) Each conversion shall be deemed to have been effected as to any Note surrendered for conversion on the Conversion Date; provided that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as the holder of record of such shares as of the close of business on the relevant Conversion Date (if the

Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects, or is deemed to have elected, to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon the conversion of a Note, the Person who surrendered such Note for conversion shall no longer be a Holder of such Note surrendered for conversion; provided, further, that (x) if such Note was converted after the close of business on a Regular Record Date, the Holder of such Note as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Note on such Interest Payment Date in accordance with Section 4.02(g) and (y) the converting Holder shall have the right to receive the consideration due upon conversion of such Note in accordance with Section 4.02(c).

(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 4.03. Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder and from time to time as may be necessary thereafter, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock (x) assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable and (y) giving effect to the increase in the Conversion Rate that would result from the occurrence of a Make-Whole Fundamental Change with a Make-Whole Reference Date of the date of determination and a Stock Price equal to the Minimum Stock Price; provided that such reservation may be contingent upon receipt of the Stockholder Approvals.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.04. Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change. (a) If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change, the Conversion Rate shall be increased by a number of additional shares (the “Additional Shares”), as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Make-Whole Reference Date for such Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date. The Company shall notify Holders and the Trustee of the Make-Whole Reference Date for any Make-Whole Fundamental Change, and issue a press release, on such Make-Whole Reference Date.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes, based on the Conversion Rate as increased to reflect the Additional Shares, if any, pursuant to the table set forth below in clause (e) below in accordance with Section 4.02. However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Notes following the relevant Make-Whole Reference Date, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and the consideration due upon conversion shall be deemed to be an amount in cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment described in this Section 4.04), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table set forth in clause (e) below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Reference Date”) and the price (the “Stock Price”) paid or deemed paid per share of Common Stock in the Make-Whole Fundamental Change. If holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the 10 Trading Day Period ending on the Trading Day preceding the Make-Whole Reference Date.

(d) The Stock Prices set forth in the first column of the table below (i.e., the row headers) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted pursuant to Section 4.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

(e) The following table sets forth the increase, if any, to the Conversion Rate, expressed as number of Additional Shares per $1,000 in principal amount of Notes, for conversions in connection with a Make-Whole Fundamental Change:

Make-Whole Reference Date
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Stock Price
$
$
$
$
$
$
$
$
$
$
$
$
$

The exact Stock Prices and Make-Whole Reference Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $[            ] per share, subject to adjustment in the same manner as the Stock Prices set forth in the row headers of the table above, no increase shall be made to the Conversion Rate; and

(iii) if the Stock Price is less than $[            ] per share, subject to adjustment in the same manner as the Stock Prices set forth in the row headers of the table (the “Minimum Stock Price”), no increase shall be made to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed [            ] shares of Common Stock per $1,000 in principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.05.

Section 4.05. Conversion Rate Adjustments. The Conversion Rate shall be adjusted, from time to time by the Company, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes have the right to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.05, without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. The Company shall not pay any dividend or make any distribution on its Common Stock held in treasury, if any.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b) and Section 4.01(d)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. The Company shall not issue any such rights, options or warrants in respect of its Common Stock held in treasury, if any.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock, excluding (i) dividends, distributions or issuances covered in Section 4.05(a), Section 4.05(b) or Section 4.05(e), (ii) dividends or distributions paid exclusively in cash covered in Section 4.05(d) and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Divided Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.05(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the preceding paragraph to 10 Trading Days shall be deemed replaced, for purposes of calculating the daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period. If any such dividend or distribution described in this Section 4.05(c) is declared but not paid or made, the new Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of Section 4.05(a), Section 4.05(b) and this Section 4.05(c), if any dividend or distribution to which this Section 4.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.05(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C

Distribution and any Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 4.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.05(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock (other than distributions described in Section 4.05(e)), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (subject to the tender offer rules under the Exchange Act then applicable), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of

Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.05(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 4.05(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 4.05 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Common Stock as of the related Conversion Date as described under Section 4.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as described herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.05 and Section 4.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market and any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors has determined that such increase would be in the Company’s best interest, and any such determination by the Board of Directors shall be conclusive. In addition, the Company may (but is not required to) increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Trustee and the Holder of each Note at its last address appearing on the register of the Primary Registrar a notice of the increase (x) at least 15 days prior to the date the increased Conversion Rate takes effect and (y) otherwise in accordance with law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as described in this Section 4.05 or in Section 4.04, the Company shall not adjust the Conversion Rate. Without limiting the foregoing, the applicable Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (i) and outstanding prior to the date the Notes were first issued;

(iv) for a change solely in the par value of Common Stock; or

(v) for accrued and unpaid interest.

(j) All calculations, adjustments and other determinations in respect of the applicable Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share. No adjustment to the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon (i) any conversion of Notes, (ii) each Trading Day of any Observation Period and (iii) such times as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(k) Whenever the Conversion Rate is adjusted pursuant to this Section 4.05, the Company shall compute the adjusted Conversion Rate in accordance with this Section 4.05 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 4.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officers’ Certificate shall promptly be delivered to the Trustee and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). As soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate. Unless and until a Responsible Officer of the Trustee shall receive an Officers’ Certificate with respect to an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

(l) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.06. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 4.07. Effect of Recapitalizations, Reclassifications and Changes of Common Stock. (a) In the event of:

(i) any Fundamental Change described in clause (b) of the definition thereof;

(ii) any reclassification of Common Stock;

(iii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event; or

(iv) a sale or conveyance to another person of all or substantially of the Company’s property and assets,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property (including cash or any combination thereof) (any such event, a “Merger Event”), Holders shall be entitled to convert each $1,000 principal amount of Notes into the same type of consideration that Holders would have been entitled to receive if such Holders had held of a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to such Merger Event (such consideration, the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(j) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) if the Company has received the Stockholder Approvals prior to the relevant Settlement Method Election Date, the Company shall have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 4.02 and (B)(I) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property in such Merger Event.

For purposes of the foregoing, in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into, or exchanged for, more than a single type of consideration, determined based in part upon any form of stockholder election, then the Reference Property will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amount of consideration actually received by such holders. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

If the holders receive only cash in any such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.04), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy its Conversion Obligation by paying such cash to converting Holders on the third Business Day immediately following the relevant Conversion Date.

Such supplemental indenture described in the third immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the register of the Primary Registrar provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08. Conversion of Beneficial Interests in Global Notes. Upon conversions of beneficial interests in any Global Note, the Trustee or the Notes Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion.

Section 4.09. Stockholders Rights. To the extent that the Company has a stockholder rights plan in effect upon any conversion of a Note, if Combination Settlement or Physical Settlement applies to such conversion, the converting Holder shall receive, in addition to any Common Stock and in lieu of any adjustment to the Conversion Rate, the appropriate number of rights, if any, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time, unless prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, assets or property as provided in Section 4.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.10. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.05(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Daily Conversion Value, Last Reported Sale Prices, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and the Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Neither the Trustee nor the Conversion Agent shall be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.01, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.01.

ARTICLE 5

COVENANTS

Section 5.01. SEC Reports. (a) The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed filed with the Trustee for purposes of this Section 5.01 at the time such documents are filed via EDGAR. The Company shall at all times comply with TIA Section 314(a).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.02. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Notes are outstanding, an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default that occurred during such fiscal year and is continuing. Such Officers’ Certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 5.02, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer of the Company signing such Officers’ Certificate has knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and its status.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a Default, the status of those events and what action the Company is taking or proposes to take in respect thereof.

Section 5.03. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.04. Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.06. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.09, a Trustee, so that there shall at all times be a Trustee hereunder.

ARTICLE 6

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01. Company May Consolidate, Etc, Only on Certain Terms. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if other than the Company) expressly assumes, by an indenture supplemental hereto all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02. Successor Substituted. Upon any such consolidation, merger, sale, conveyance, transfer or lease, the Successor Company (if other than the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, if the predecessor Person is still in existence after the transaction, such predecessor Person shall be released from all of its obligations and covenants under this Indenture and the Notes.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events Of Default. Each of the following events is an “Event of Default”:

(1) default in any payment of interest on any Note when due and payable and such default continues for a period of 30 days;

(2) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon acceleration (subject to the right of Holders, under certain conditions, to rescind any such acceleration, in accordance with Section 7.02) or otherwise;

(3) failure by the Company to comply with its obligation to convert any Note in accordance with this Indenture upon exercise of a Holder’s conversion right;

(4) failure by the Company to comply with its obligations set forth in Article 6;

(5) failure by the Company to comply with its notice obligations pursuant to Section 3.02(b), Section 4.01(d) or Section 4.01(e), in each case within the time periods specified therein, if such failure continues for five Business Days;

(6) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(7) indebtedness for money borrowed by the Company or any Significant Subsidiary of the Company in excess of $25 million in the aggregate, whether such debt now exists or shall hereafter be created, is not paid by the Company or any such Significant Subsidiary at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within a period of 30 days after the occurrence of such debt becoming or being declared due and payable or the failure to pay, as the case may be;

(8) failure by the Company or any of its Subsidiaries, within 30 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $25 million, which are not stayed on appeal;

(9) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(10) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.

Section 7.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes then outstanding to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest on the Notes shall be due and payable immediately. However, upon an Event of Default arising out of clause (9) or (10) of Section 7.01 (except with respect to any Significant Subsidiary), the aggregate principal amount and accrued and unpaid interest shall become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes may, except with respect to the uncured nonpayment of principal or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration by notice to the Trustee if (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, other than the uncured non-payment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 7.03. Other Remedies. Subject to Section 7.02 and Article 8, if an Event of Default occurs and is continuing, the Trustee may, but shall be under no obligation to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.04. Extension Fee. (a) Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy for Holders for an Event of

Default relating to any obligations the Company may have or may be deemed to have pursuant to Section 314(a)(1) of the TIA or as set forth in Section 5.01(a) hereof relating to the Company’s failure to file with the Trustee any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, shall for the first 180 days after the occurrence of such Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes equal to 0.25% of the principal amount of the Notes (the “Extension Fee”). On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 7.02.

(b) Notwithstanding the provisions of Section 7.04(a), if an Event of Default occurs under any other series of the Company’s debt securities issued subsequent to the date hereof resulting from the Company’s failure to file any such documents or reports and such Event of Default is not subject to extension on terms similar to the terms set forth in Section 7.04(a) above and results in the principal amount of such debt securities becoming due and payable, then the Extension Right will no longer apply and the Notes will be subject to acceleration as provided in Section 7.02.

(c) If the Company so elects, such Extension Fee shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 7.02. This Section 7.04 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In order to exercise the Extension Right and elect to pay Extension Fee as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations of the Company under Section 314(a)(1) of the TIA or Section 5.01(a) hereof in accordance with subsection (a) of this Section 7.04 and this subsection (c), the Company must (i) notify all Holders of the Notes and the Trustee and Paying Agent of such election and (ii) pay such Extension Fee, in each case on or before the close of business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Extension Fee when due, the Notes shall be immediately subject to acceleration as provided in Section 7.02.

Section 7.05. Waiver of Defaults and Events of Default. Subject to Section 7.08, the Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive all past defaults (except with respect to an uncured nonpayment of principal or interest or failure to deliver the consideration due upon conversion). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.06. Control by Majority. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder, or that may involve the

Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07. Limitations on Suits. Except to enforce the right to receive payment of principal of, or interest on, a Note when due or to receive the consideration due upon conversion of a Note in accordance with Article 4, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	the Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee to pursue the remedy;

(3)	such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08. Rights of Holders to Receive Payment and to Convert. Each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit By Trustee. If an Event of Default in the payment of principal or interest specified in clause (2) or (1) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities. If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

FIRST, to the Trustee for amounts due under Section 8.06;

SECOND, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD, to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11.

Section 7.12. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 8

TRUSTEE

Section 8.01. Duties of Trustee. (a) The duties and responsibilities of the Trustee shall be as provided by the TIA. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to Section 8.03.

(b) In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture at the direction of the Holders, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 8.02. Notice of Defaults. The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of a default in the payment of principal of or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders notice of any default actually known to it as and to the extent provided by the TIA. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 8.03 Certain Rights of Trustee. Subject to Section 8.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder,

the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 8.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 8.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 8.07 and Section 8.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 8.06. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 8.07. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 8.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.09. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 8.07 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 7.12, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 8.09, the Company’s obligations under Section 8.06 hereof shall continue for the benefit of the retiring Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.02. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.10. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 8.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

Section 8.13. Appointment of Authenticating Agent. (a) The Trustee may appoint an authenticating agent or agents (each, an “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or repurchase or pursuant to Section 2.03, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an

Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 8.06.

(e) If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Name:
Title: Authenticating Agent

By:
Name:
Title: Authorized Officer

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Satisfaction And Discharge Of Indenture. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of all obligations of the Company under this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, on any Fundamental Change Repurchase Date, or otherwise or have been surrendered for conversion, cash or (solely in the case of a conversion) cash and/or shares of Common Stock sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligations with respect to converted Notes, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive and, if money or shares of Common Stock shall have been deposited with the Trustee pursuant to paragraph (a)(ii) of this Section 9.01, the provisions of Section 9.02 and Section 9.04 shall survive until the Notes have been paid in full and the Company’s Conversion Obligations with respect to any converted Notes have been satisfied.

Section 9.02. Application of Trust Money and Shares of Common Stock. Subject to the provisions of Section 9.03, the Trustee shall hold in trust, for the benefit of the Holders, all money and shares of Common Stock deposited with it pursuant to Section 9.01 and shall apply the deposited money and shares of Common Stock in accordance with this Indenture and the Notes to the payment or delivery, as the case may be, of the principal of, and interest on, and the consideration due upon conversion of, the Notes (including the Fundamental Change Repurchase Price, if any); provided that such money and shares of Common Stock need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 9.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money or shares of Common Stock (i) deposited with them pursuant to Section 2.05 or Section 9.01 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money or shares of Common Stock held by them for the payment or delivery, as the case may be, of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money or shares of Common Stock has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money or shares of Common Stock notice that such money or shares of Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or delivered to the Company. After payment or delivery to the Company, Holders entitled to money or share of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds or shares to the Company, the Trustee shall from time to time deliver all unclaimed funds or shares to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds or shares held by the Trustee pursuant to this Section 9.03 shall be held uninvested and without any liability for interest.

Section 9.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 2.05 or Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 2.05 or Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with such Section; provided, however, that if the Company has made any payment or delivery, as the case may be, of the principal of, interest on, or amounts due upon conversion of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money or shares of Common Stock held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture without prior notice to, or the consent of, any Holder to:

(a) cure any ambiguity, manifest error, defect or omission or inconsistency; provided that, in the case of any omission or inconsistency, the rights of Holders are not adversely affected in any material respect;

(b) provide for the assumption by a Successor Company of the Company’s obligations under this Indenture pursuant to Article 6;

(c) add guarantees with respect to the Notes;

(d) provide for a successor Trustee in accordance with Section 8.10 or to otherwise comply with any requirement of this Indenture;

(e) provide for the issuance of additional Notes, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder of the outstanding Notes;

(f) increase the Conversion Rate;

(g) secure the Company’s obligations with respect to the Notes;

(h) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i) provide for the conversion of Notes in accordance with Article 4;

(j) make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the

Notes to the description contained in the preliminary prospectus dated [            ] related to the offering and sale of the Notes initially issued hereunder, as modified and/or supplemented by the related pricing term sheet, will not be deemed to be adverse to any Holder; or

(k) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Section 10.02. With Consent of Holders. With the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes (i) the Company and the Trustee may amend this Indenture or the Notes or (ii) compliance in a particular instance by the Company with any provision of this Indenture may be waived; provided that, without the written consent of each Holder of an outstanding Note, no amendment, supplement or waiver may, among other things:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment, of the Extension Fee;

(c) reduce the principal, or extend the Maturity Date, of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest or the Extension Fee in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 7.05.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 and Section 14.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After any amendment, supplement or waiver under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03. Compliance With TIA. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver entered into pursuant to this Article 10 becomes effective, it shall bind every Holder, this Indenture shall be modified in accordance therewith, and, in the case of a supplemental indenture, such supplemental indenture shall form a part of this Indenture for all purposes, unless such amendment, supplement or waiver makes a change described in any of clauses (a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 10.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon in addition to the documents required by Section 14.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

ARTICLE 11

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 11.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Regular Record Date in each year beginning with [            ], and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Primary Registrar. The Trustee and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 11.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 11.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

ARTICLE 12

CONCERNING THE HOLDERS

Section 12.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 13, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 12.02. Proof of Execution by Holders. Subject to the provisions of Article 8 and Section 13.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 13.06.

Section 12.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03(c)) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

ARTICLE 13

HOLDERS’ MEETINGS

Section 13.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 14.05, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing notice thereof as provided in Section 13.02.

Section 13.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of

Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or Section 13.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07. No Delay of Rights by Meeting. Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such imposed duties shall control.

Section 14.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (213) 615-6197 (or such other telephone number specified by the Trustee), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, or by such other means reasonably acceptable to the Holder, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 14.03. Communications by Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 14.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 14.05. Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those Persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 14.06. Legal Holidays. If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 14.07. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.09. No Personal Liability of Directors, Officers, Employees or Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.11. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 14.12. Separability. In case any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.13. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

Section 14.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

NUVASIVE, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	This bracketed text should be included only if the Note is a Global Note.

NUVASIVE, INC.

[            ]% CONVERTIBLE SENIOR NOTES DUE [            ]

No. [ ]	[Initially][2] $

CUSIP No.: [ ]

NuVasive, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.]3 [            ], or registered assigns, the principal sum [of             DOLLARS ($            )] [or such lesser amount as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 on the Maturity Date, and interest thereon as set forth below.

This Note shall bear interest at a rate of [            ]% per year from [            ], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. Interest shall be payable semi-annually in arrears on [            ] and [            ] of each year, beginning on [            ], to Holders of record at the close of business on the preceding [            ] and [            ], as the case may be, immediately preceding the relevant Interest Payment Date. The Extension Fee will be payable as set forth in Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Extension Fee if, in such context, Extension Fee is, was or would be payable pursuant to Section 7.04 and any express mention of the payment of Extension Fee in any provision therein shall not be construed as excluding Extension Fee in those provisions thereof where such express mention is not made. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

[The Company shall pay the principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.]5 [As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes at the office or agency designated by the Company for that purpose pursuant to Section 2.04 of the Indenture. The Company has initially designated the Trustee as Paying Agent, Registrar, Primary Registrar, Notes Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in

[2]	This bracketed text should be included only if the Note is a Global Note.
[3]	This bracketed text should be included only if the Note is a Global Note.
[4]	This bracketed text should be included only if the Note is a Global Note.
[5]	This bracketed text should be included only if the Note is a Global Note.

the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes.]6

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

[6]	This bracketed text should be included only if the Note is a Certificated Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NUVASIVE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Dated: [            ], 20[    ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture. U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

NUVASIVE, INC.

[            ]% CONVERTIBLE SENIOR NOTES DUE [            ]

This Note is one of a duly authorized issuance of Notes of the Company, designated as its [            ]% Convertible Senior Notes due [            ] (the “Notes”), limited in aggregate principal amount of up to $[            ], all issued or to be issued under and pursuant to an Indenture dated as of [            ] (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, subject to certain conditions, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding [            ] only upon the occurrence of certain conditions specified in the Indenture, and on or after [            ] until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash or, after receipt by the Company of the Stockholder Approvals (as defined in the Indenture), cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Note.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: NuVasive, Inc. [            ].

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or a integral multiple of $1,000): $

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To: NuVasive, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from NuVasive, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES7

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Notes Custodian
[ ]	[ ]	[ ]	[ ]	[ ]

[7]	This schedule should be included only if the Note is a Global Note.